Exhibit 10.1

FINANCING AGREEMENT

FINANCING AGREEMENT dated the 31st day of March 31, 2010, BETWEEN:

INTOSH SERVICES LIMITED, a corporation organized under the laws of Mauritius, with an address of  2nd Floor, Harbor Front Building, John Kennedy Street, Port Louis, Mauritius (hereinafter, the "SUBSCRIBER")

AND:

BIG BEAR MINING CORP., a Nevada domestic corporation, with a corporate office on   15111 N. Hayden Rd. , Suite 160, Scottsdale, Arizona 85260 (hereinafter, the "COMPANY")

NOW THEREFORE THIS FINANCING AGREEMENT ("AGREEMENT") WITNESSES that the parties hereto agree as follows:

ARTICLE 1 - INTERPRETATION

SECTION 1.1. DEFINITIONS. When used in this Agreement (including the recitals and schedules hereto) or in any amendment hereto, the following terms shall, unless otherwise expressly provided, have the meanings assigned to them herein:

"BANKING DAY" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of Arizona or other day on which banking institutions are authorized or obligated to close in Nevada.

"CHARTER DOCUMENTS" means constating documents and by-laws, and all amendments thereto;

"CONSENT" means any permit,  license,   approval,  consent, order, right, certificate, judgment, writ, injunction, award, determination,   direction, decree, authorization, franchise, privilege, grant, waiver, exemption and other concession or by-law, rule or regulation;

"SHARE PRICE" means a price of $0.70 and

"DOLLAR" or "$" means the currency of the United States of America.

ARTICLE 2 - THE FINANCING

SECTION 2.1. FINANCING. The Subscriber shall make available to the Company in accordance with, and subject to the terms and conditions of, this Agreement, until March 31, 2011 (the "COMPLETION DATE"), up to $1,400,000 by way of Advances in accordance with this Sections 2.2, 2.3 and 2.4 of this Agreement. The Completion Date may be extended for an additional term of up to twelve months at the option of the Company or the Subscriber upon written notice on or before the Completion Date in accordance with the notice provisions in Section of this Agreement.

SECTION 2.2. THE ADVANCES. On the terms and conditions set forth herein the Subscriber, from time to time, on any Banking Day, prior to the Completion Date, Agrees, at its sole discretion, to make advances to the Company ("ADVANCES"). Each Advance shall be in an aggregate amount of not more than $200,000.

SECTION 2.3. PROCEDURE TO REQUEST ADVANCES. Each Advance shall be made on or before five Banking Days following notice from the Company. Each such notice shall be given by a notice to the Subscriber in the form substantially the same As the form attached hereto in Schedule A (each a "NOTICE").

SECTION 2.4. SUBSCRIPTION AGREEMENT. Upon making each Advance, the Subscriber shall provide an executed Subscription Agreement, in a form acceptable to both parties to this Agreement, to the Company.

SECTION 2.5. USE OF PROCEEDS. The Company shall use all Advances to fund operating expenses,  acquisitions,  working capital and general corporate activities.

SECTION 2.6 OPTION. The Subscriber may, at their discretion, take the option to subscribe up to a further $1,400,000, when the total subscription from this agreement has been received by the Company.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

SECTION 3.1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Subscriber:

(a) Organization and Corporate Power.   The Company has been duly incorporated and organized and is validly subsisting and in good standing under the laws of its jurisdiction and has full corporate right, power and authority to enter into and perform its obligations under the Agreement to which it is or shall be a party and has full corporate right, power and authority to own and operate its properties and to carry on its business;

(b)  Conflict with Other Instruments. The execution and delivery by the Company of the Agreement and the performance by the Company of its obligations thereunder, do not and will not: (i) conflict with or result in a breach of any of the terms, conditions or provisions of: (A) the charter documents of the Company; (B) any law applicable to or binding on the Company; or (C) any contractual restriction binding on or affecting the Company or its properties the breach of which would have a material adverse effect on the Company; or (ii) result in, or require or permit: (A) the imposition of any lien on or with respect to the properties now owned or hereafter acquired by the Company; or (B)the acceleration of the maturity of any debt of the Company, under any contractual provision binding on or affecting the Company;

(c)  Consents, Official Body Approvals. The execution and delivery of the Agreement and the performance by the Company of its obligations thereunder have been duly authorized by all necessary action on the part of the Company, and no Consent under any applicable law and no registration, qualification, designation, declaration or filing with any official body having jurisdiction over the Company is or was necessary therefor. The Company possesses all Consents, in full force and effect, under any applicable Law which are necessary in connection with the operation of its business, the non-possession of which could reasonably be expected to have a material adverse effect on the Company;

(d)  Execution of Binding Obligation. The Agreement has been duly executed and delivered by the Company and, when duly executed by the Company and delivered for value, the Agreement will constitute legal, valid and binding obligations of the Company, enforceable against the Company, in accordance with its terms;

(e)  No Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company, after due inquiry, threatened against or affecting the Company (nor, to the knowledge of the Company, after due inquiry, any basis therefor) before any official body having jurisdiction over the Company which purport to or do challenge the validity or propriety of the transactions contemplated by the Financing the Company, which if adversely determined could reasonably be expected to have a material adverse effect on the Company;

(g) Absence of Changes. Since the date of the most recently delivered financial statements of the Company, the Company has carried on its business, operations and affairs only in the ordinary and normal course consistent with past practice.

ARTICLE 4 - COVENANTS OF THE COMPANY

SECTION 4.1. AFFIRMATIVE COVENANTS. Until the Completion Date, the Company shall:

(a)	COMPLIANCE WITH LAWS, ETC. Comply with all applicable laws, non-compliance with which could have a material adverse effect on the Company;

(b)
PAYMENT OF TAXES AND CLAIMS. Pay and discharge before the same shall become delinquent: (i) all taxes and assessments; and (ii) all lawful claims which, if unpaid, might become a lien upon or in respect of the Company's assets or properties;

(c)
MAINTAIN TITLE. Maintain and, as soon as reasonably practicable, defend and take, all action necessary or advisable at any time, and from time to time, to maintain, defend, exercise or renew its right, title and interest in and to all of its property and assets;

(d)
PAY OBLIGATIONS TO SUBSCRIBER AND PERFORM OTHER COVENANTS. Make full and timely payment of its obligations hereunder and duly comply with the terms and covenants contained in this Agreement, all at the times and places and in the manner set forth therein;

(e)
FURTHER ASSURANCES. At its cost and expense, upon request by the Subscriber, duly execute and deliver, or cause to be duly executed and delivered, to the Subscriber, such further instruments and do and cause to be done such other acts as may be necessary or proper in the reasonable opinion of the Subscriber to carry out more effectually the provisions and purposes of this Agreement.

ARTICLE 5 - SHARE ISSUANCE

SECTION 5.1 SHARE ISSUANCE. The Company shall issue, within fifteen (15) Banking Days following the date of the receipt by the Company of any Advance under this Agreement, shares (each a "SHARE") of the Company at the Share Price. Upon receipt of any Advance under this Agreement, the Company shall promptly cause its registrar and transfer agent to issue the certificates representing the Shares.

SECTION 5.2 FRACTIONAL SHARES. Notwithstanding any other provisions of this Agreement, no certificate for fractional shares of the Shares shall be issued to the Subscriber. In lieu of any such fractional shares, if the Subscriber would otherwise be entitled to receive a fraction of a share of the Shares following a Financing, the Subscriber shall be entitled to receive from the Company a stock certificate representing the nearest whole number of shares of the Company.

ARTICLE 6 - MISCELLANEOUS

SECTION 6.1. NOTICES, ETC. Except as otherwise expressly provided herein, all notices, requests, demands, directions and communications by one party to the other shall be sent by hand delivery or registered mail or fax, and shall be effective when hand delivered or when delivered by the relevant postal service or when faxed and confirmed, as the case may be. All such notices shall be addressed to the President of the notified party at its address given on the signature page of this Agreement, or in accordance with any unrevoked written direction from such party to the other party.

SECTION 6.2. NO WAIVER; REMEDIES. No failure on the part of the Subscriber or the Company to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

SECTION 6.3. JURISDICTION. (1) Each of the parties hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts of the State of Nevada in any action or proceeding arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law; and (2) nothing in this Section 6.3 shall affect the right of the Subscriber to serve legal process in any other manner permitted by Law or affect the right of the Subscriber to bring any action or proceeding against the Company or its property in the courts of other jurisdictions.

SECTION 6.4. SUCCESSORS AND ASSIGNS. The Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Subscriber, which consent may be arbitrarily withheld.

SECTION 6.5. SEVERABILITY. If one or more provisions of this Agreement be or become invalid, or unenforceable in whole or in part in any jurisdiction, the validity of the remaining provisions of this Agreement shall not be affected. The parties hereto undertake to replace any such invalid provision without delay with a valid provision which as nearly as possible duplicates the economic intent of the invalid provision.

SECTION 6.6. COUNTERPARTS. This Agreement may be executed in counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument

SECTION 6.7. SYNDICATION/PARTICIPATION. The Subscriber may not sell, transfer, assign, participate, syndicate or negotiate to one or more third parties, in whole or in part, the Commitment and its rights under this Agreement, without the prior written consent of the Company, which consent may not be arbitrarily withheld.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SUBSCRIBER	THE COMPANY

INTOSH SERVICES LIMITED	BIG BEARMINING CORP.

___________________	__________________
By: Authorized Signatory	By: Authorized Signatory

SCHEDULE A

NOTICE

To: xx. (the "Subscriber")

The undersigned, Big Bear Mining, (the "Company") hereby requests an advance of $200,000.00 in accordance with the terms and conditions set forth in the Share Issuance agreement dated March 31, 2010 , between the Subscriber and the Company and as of the Date of Notice written below.

DATE OF NOTICE:

Remaining amount to be advanced under the Financing Agreement: 1,200,000.00

BIG BEAR MINING CORP.

Per: ________________________________
Authorized Signatory:  Steve Rix, President Big Bear Mining Corp.

The Subscriber hereby acknowledges receipt of this Notice and agrees with the amounts set out above as of this Notice.

Xx  LIMITED

Per: ________________________________
Authorized Signatory